Exhibit 4.3

THIS WARRANT AND THE SHARES OF STOCK THAT MAY BE PURCHASED UPON THE EXERCISE OF THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT FOR DISTRIBUTION, AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR HYPOTHECATED, OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTRATION UNDER THE ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE FOR SUCH OFFER, SALE, PLEDGE, HYPOTHECATION, OR TRANSFER IN THE OPINION OF LEGAL COUNSEL REASONABLY SATISFACTORY TO THE COMPANY.

CAPSOVISION, INC.

COMMON STOCK WARRANT

Warrant No. C-4 Date of Issuance: January 12, 2021	Number of Shares: 50,000 (subject to adjustment)

CAPSOVISION, INC. (the “Company”), for valid consideration received, hereby certifies that Nai-Yu Pai and Helen M Pai, as Trustees of the Pai Trust dated December 8, 2018, or its registered assigns (in each case “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, prior to termination as provided in Section 4 hereof, up to 50,000 shares of Common Stock of the Company with $0.001 par value (“Common Stock”), at a purchase price of $1.45 per share. The shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the terms of this Warrant, are hereinafter referred to as the “Warrant Stock” and the “Purchase Price,” respectively.

1. Exercise.

(a) This Warrant may be exercised by Holder, in whole or in part, prior to termination as provided in Section 4 hereof, by surrendering this Warrant, with the purchase form appended hereto as Exhibit A duly executed by such Holder or by such Holder’s duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

(b) The exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

(c) As soon as practicable after the exercise of this Warrant, the Company at its expense shall cause to be issued in the name of, and delivered to, Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, a certificate or certificates for the number of shares of Warrant Stock to which such Holder shall be entitled.

(d) Each certificate for Warrant Stock or for any other security issued or issuable upon exercise of this Warrant shall bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.”

2. Adjustments.

(a) If outstanding shares of the Company’s Common Stock shall be subdivided into a greater number of shares or a stock dividend shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend, as the case may be, shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares of Warrant Stock issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment. Any adjustment under this Section 2(a) shall become effective at the close of business on the date the subdivision or combination becomes effective, or as of the record date of such dividend, or in the event that no record date is fixed, upon the making of such dividend.

(b) In case of any reclassification, change or conversion of securities of the Company of the class issuable upon the exercise of this Warrant or in case of any reorganization of the Company on or after the date hereof, other than upon a Change of Control Transaction (as defined in Section 4(a) below) and other than as a result of a subdivision, combination or stock dividend provided for in Section 2(a) above, then and in each such case Holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, conversion or reorganization shall be entitled to receive (and upon written request, the Company shall provide the Holder duly executed documents evidencing the same), in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, at an aggregate exercise price not more than that payable upon the exercise if this Warrant prior to such consummation, all subject to further adjustment as provided in paragraph (a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

(c) Whenever the Purchase Price or the number of shares of Warrant Stock purchasable hereunder shall be adjusted pursuant to Section 2 hereof, the Company shall make a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Purchase Price and the number of shares of Warrant Stock purchasable hereunder after giving effect to such adjustment.

3. Transfers.

(a) Each Holder of this Warrant acknowledges that this Warrant and the Warrant Stock have not been registered under the Securities Act, and agrees not to offer for sale, sell, pledge, distribute, transfer or otherwise dispose of this Warrant and agrees not to offer for sale, sell, pledge, distribute, transfer or otherwise dispose of any Warrant Stock issued upon its exercise in the absence of (i) an effective registration statement under the Securities Act as to this Warrant and the Warrant Stock and registration or qualification of under any applicable Blue Sky or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required; provided, however, that no opinion need be obtained with respect to a transfer to (A) a partner or member, active or retired, of Holder, (B) the estate of any such partner or member, (C) an “affiliate” of Holder as that term is defined in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act, or (D) the spouse, children, grandchildren or spouse of such children or grandchildren of Holder or to trusts for the benefit of Holder or such persons, in each case if the transferee agrees to be subject to the terms hereof. Notwithstanding the foregoing, any transferee receiving shares that (A) have been registered under the Securities Act or (B) are resaleable under Rule 144 promulgated under the Securities Act shall not be required to agree in writing to be subject to the terms of this Section 3.

(b) This Warrant and all rights hereunder are not transferable, in whole or in part, other than to a partner or member, active or retired, of Holder.

4. Termination.

(a) This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest of: (i) January 12, 2026 or (ii) the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another person or entity by means of merger or other transaction or series of related transactions as a result of which the shareholders of the Company immediately prior to such transaction or series of related transactions possess a minority of the voting power of the surviving or acquiring entity immediately thereafter

(a “Change of Control Transaction”). The foregoing notwithstanding, a transaction shall not constitute a Change of Control Transaction if (A) its sole purpose is to change the state of the Company’s incorporation or create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s equity securities immediately before such transaction, or (B) it is the initial public offering of the Company’s equity securities or a bona fide private equity financing of the Company.

5. Notices of Certain Transactions. In case:

(a) the Company shall take a record of the holders of its Preferred Stock or Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

(b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any Change of Control Transaction, any other consolidation or merger of the Company with or into another corporation, or any other transaction or series of related transactions pursuant to which the Company’s stockholders immediately prior thereto will possess a minority of the voting power of the surviving or acquiring entity immediately thereafter, or any transfer of all or substantially all of the assets of the Company, or

(c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, Change of Control Transaction, dissolution, liquidation, winding-up or redemption is to take place, and the time, if any is to be fixed, as of which the holders of record of Preferred Stock or Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up or redemption) shall be determined. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

6. Reservation of Stock. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock, Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant and conversion of the Warrant Shares. The Company covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid (assuming payment of the exercise price by Holder) and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company will take all such action as may be reasonably necessary to assure that such shares of Warrant Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the securities of the Company may be listed; provided, however, that the Company shall not be required to effect a registration under Federal or state securities laws with respect to such exercise.

7. Exchange of Warrants. Upon the surrender by Holder of any Warrant, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at Holder’s expense, a new Warrant of like tenor, in the name of such Holder or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrant so surrendered.

8. Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor at Holder’s expense.

9. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, sent by facsimile or electronic mail or otherwise delivered by hand or by messenger addressed:

(a) if to Holder, at the Holder’s address, facsimile number or electronic mail address as set forth on the signature page hereto, as may be updated in accordance with the provisions hereof;

(b) if to the Company, one copy should be sent to 18805 Cox Avenue, Suite 250, Saratoga, California 95070, Attn: Johnny Wang, or at such other address as the Company shall have furnished to Holder, with a copy to Hayden Bergman, Professional Corporation, 2 Embarcadero, 8th Floor, San Francisco, California 94111, Attention: Peter Bergman.

(c) With respect to any notice given by the Company under any provision of the Delaware General Corporation Law or the Company’s charter or bylaws, Holder agrees that such notice may given by facsimile or by electronic mail. Each such notice or other communication shall for all purposes of this Warrant be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or three (3) business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by facsimile, upon confirmation of facsimile transfer or, if sent by electronic mail, upon confirmation of delivery when directed to the electronic mail address set forth on the signature page hereto.

10. No Rights as Stockholder. Until the exercise of this Warrant, Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company. Without limiting the generality of the foregoing, and except as otherwise provided in Section 2 hereof, no dividends shall accrue to the shares of Warrant Stock underlying this Warrant until the exercise hereof and the purchase of the underlying shares of Warrant Stock, at which point dividends shall begin to accrue with respect to such purchased shares of Warrant Stock from and after the date such shares of Warrant Stock are so purchased. Nothing in this Section 10 shall limit the right of Holder to be provided the notices required to be provided pursuant to the terms of this Warrant.

11. Lock-up Agreement. Holder agrees that, if, in connection with the Company’s initial public offering of the Company’s securities, the Company or the underwriters managing the offering so request, Holder shall not publicly sell, make any short sale of, loan, grant any option for the purchase of, or otherwise publicly dispose of any securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred and eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters. This Section 11 shall be binding on all transferees or assignees of this Warrant or the Warrant Stock.

12. No Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the purchase price per share of Warrant Stock.

13. Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

14. Governing Law. This Warrant and all actions arising out of or in connection with this Warrant shall be governed by and construed in accordance with the laws of the State of California, without application of conflicts of law principles thereunder.

15. Successor and Assigns. The terms and provisions of this Warrant shall incur to the benefit of, and be binding upon, the Company and Holder and their respective permitted successors and assigns.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer as of the date first written above.

CAPSOVISION, INC.

By:	/s/ Johnny Wang
Name:	Johnny Wang
Title:	President

By its counter-signature below, Holder hereby agrees to the foregoing terms and conditions set forth in this Warrant.

“HOLDER”

NAI-YU PAI AND HELEN M PAI,

AS TRUSTEES OF THE PAI TRUST

DATED DECEMBER 8, 2018

By:	/s/ NAI-YU PAI AND HELEN M PAI
Name:	NAI-YU PAI AND HELEN M PAI
Title:	Trustees

Address:

[Signature Page to Warrant]

EXHIBIT A

PURCHASE FORM

To: CAPSOVISION, INC.	Dated: ______________

(1) The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to purchase _______ shares of the Warrant Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant, together with all applicable transfer taxes, if any.

(2) Please issue a certificate or certificates representing said shares of Warrant Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(3) The undersigned represents that the aforesaid shares of Warrant Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares except in compliance with applicable securities laws.

(Date)	(Signature)

EXHIBIT B

ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Warrant Stock covered thereby set forth below, unto:

Name of Assignee	Address	No. of Shares

Dated:	Signature:

Witness: